UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Cytomedix, Inc.

(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

CYTOMEDIX, INC.

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting to be held
on

September 28, 2012, at 11 a.m. EDT
at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

CYTOMEDIX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
SEPTEMBER 28, 2012

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the “Annual Meeting”) of Cytomedix, Inc. is to be held on September 28, 2012, at 11 a.m. EDT. The meeting will be held at our offices at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, for the following purposes:

1.	To elect directors, each to serve until the next Annual Meeting of shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on August 10, 2012 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company for at least ten days immediately preceding the Annual Meeting. The list will also be available for the examination of any shareholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting. We will be reporting on the Company’s activities and you will have an opportunity to ask questions about its operations.

The Board of Directors recommends that you vote FOR Proposals 1 and 2.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Martin P. Rosendale
Martin P. Rosendale, Chief Executive Officer

August 21, 2012

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR
THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 28, 2012

Electronic copies of the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at http://www.proxyvote.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Annual Meeting of its shareholders to be held on September 28, 2012, at the corporate offices of Cytomedix at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, at 11 a.m. EDT, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms “Cytomedix,” “Company,” “we,” or “our” refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.	To elect directors, each to serve until the next Annual Meeting of shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

Who can vote? How many votes do I have?

You can vote at the Annual Meeting in all matters properly brought before the Annual Meeting if, as of the close of business on the record date, August 10, 2012, you were a holder of record of our common stock. On the record date, there were 90,721,784 shares of our common stock issued and outstanding.

Why would the Annual Meeting be postponed or adjourned?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting. In order for any business to be conducted, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be postponed by the Company. If a quorum is present, the meeting may be adjourned by a vote of those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

You may vote by telephone by using the toll-free number 1-800-690-6903 and following the instructions on your proxy card.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	FOR the election of the director nominees
2.	FOR the ratification of the appointment of Stegman & Company

If any other matters are presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How do I vote in person?

If you plan to attend and vote in person at the Annual Meeting or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered in your name, you are a shareholder of record with respect to those shares. On the other hand, if your shares are registered in the name of your broker or bank, your shares are held in street name and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker or bank how to vote your shares, and you will receive separate instructions from your broker or bank describing how to vote your shares.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.
3.	You may vote in person at the Annual Meeting.

What vote is required to take action?

Proposal 1    (Election of Directors): A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

Proposal 2    (Ratification of Auditors): The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger number of votes. Many brokers are subject to rules which prohibit them from “discretionary” voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules prohibit the brokers to vote with respect to proposals related to director elections and equity compensation, absent such instruction, but such rules currently do not prohibit the brokers to vote on proposals related to ratification of accountants in the absence of such instructions if and as they choose. Your shares will not be voted in the election for director if you hold your shares in “street name” and do not instruct your broker how to vote, so please instruct your broker and make your vote count. In addition, Proposal 2 submitted to the shareholders in the enclosed proxy must be approved by the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposals.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any appraisal rights relating to the proposals in this proxy statement?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, as amended from time to time, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone is (240) 499-2680.

How can I obtain additional information about Cytomedix?

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission are being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the Annual Report will be provided upon written request. All written requests should be directed to: Cytomedix, Inc., c/o Chief Financial Officer, 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE
ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE
THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY
REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

**********************************************

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information regarding the beneficial ownership of our common stock, as of August 10, 2012, by:

•	each person known to us that beneficially owns more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.

We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner(10)	Amount of Beneficial Ownership(1)	Percent of Class(1)
James S. Benson(2)	343,333	*
Joseph Del Guercio(3)	708,878	*
Edward L. Field(4)	200,000	*
Lyle A. Hohnke(5)	500,000	*
David E. Jorden(6)	7,119,039	7.8%
Stephen N. Keith(7)	153,333	*
Richard S. Kent(8)	3,049,508	3.3%
Andrew S. Maslan(9)	470,055	*
Mark T. McLoughlin(10)	363,333	*
Martin P. Rosendale(11)	1,029,404	1.1%
Patrick P. Vanek(12)	76,667	*
C. Eric Winzer(13)	153,333	*
Aldagen Holdings, LLC(14)	13,539,816	14.9%
John Paul DeJoria(15)	6,983,378	7.7%
Charles E. Sheedy(16)	7,399,512	8.0%
Group consisting of all officers & directors (12 in total)	14,166,884	15.0%

*	Less than 1%.
(1)	Percentage ownership is based upon 90,721,784 common shares outstanding as of August 10, 2012. For purposes of determining the amount of securities beneficially owned, share amounts include all common stock owned outright plus all shares of Common stock issuable upon conversion of convertible preferred stock or convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. Shares of Common stock issuable upon conversion of convertible preferred stock or convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.
(2)	Independent director of the Company. Includes 343,333 shares Mr. Benson may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(3)	Independent director of the Company. Includes 634,679 shares of the Company’s Common stock owned directly by CNF Investments II, LLC (“CNF”). The individual managing members (collectively, the “CNF Member Managers”) of CNF are Joseph Del Guercio and Robert J. Flanagan. CNF and CNF Member Managers may share voting and dispositive power over the shares directly held by CNF. Mr. Del Guercio is Managing Director of CNF. He disclaims beneficial ownership of such securities. Also includes 49,199 shares issuable upon exercise of the warrant also held by CNF. Further includes 25,000 shares Mr. Del Guercio may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan. Mailing address for CNF is 7500 Old Georgetown Road, Suite 620, Bethesda, MD 20814.
(4)	Chief Operating Officer of the Company. Includes 200,000 shares Mr. Field may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(5)	Director of the Company. Includes 500,000 shares Mr. Hohnke may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(6)	Executive Chairman of the Board of the Company. Includes 494,039 shares Mr. Jorden may acquire upon the exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(7)	Independent director of the Company. Includes 153,333 shares Dr. Keith may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(8)	Independent director of the Company. Includes (i) 39,892 shares and 5,192 shares issuable upon the exercise of February 2012 warrants held by Intersouth Affiliates V, L.P. (“AFF V”), which shares are indirectly held by Intersouth Associates V, LLC (“ISA V”), as general partner of AFF V, and each of the individual managing members of ISA V, (ii) 872,634 shares held by Intersouth Partners V, L.P. (“ISP V”)

and 113,616 shares issuable upon the exercise of February 2012 warrants, which shares are indirectly held by ISA V, as general partner of ISP V, and each of the individual managing members of ISA V, (iii) 912,527 shares and 19,458 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VI, L.P. (“ISP VI”), which shares are indirectly held by Intersouth Associates VI, LLC (“ISA VI”), as general partner of ISP VI, and each of the individual managing members of ISA VI, and (iv) 912,527 shares and 148,662 shares issuable upon the exercise of February 2012 warrants held by Intersouth Partners VII, L.P. (“ISP VII”), which shares are indirectly held by Intersouth Associates VII, LLC (“ISA VII”), as general partner of ISP VII, and each of the individual managing members of ISA VII. The individual managing members of AFF V, ISA V, ISA VI and ISA VII are Mitch Mumma and Dennis Dougherty. Member Managers may share voting and dispositive power over the shares directly held by such entities. Dr. Kent is a member of ISA V, ISA VI and ISA VII, respectively; he is also the general partner of AFF V, ISP V, ISP VI and ISP VII, respectively. Also includes 25,000 shares Dr. Kent may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan. Mailing address for all affiliated entities and Dr. Kent is 406 Blackwell Street, Suite 200, Durham, NC 27701.
(9)	Chief Financial Officer of the Company. Includes 357,275 shares Mr. Maslan may acquire upon the exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(10)	Independent director of the Company. Includes 350,000 shares Mr. McLoughlin may acquire upon the exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(11)	Chief Executive Officer of the Company. Includes 854,486 shares Mr. Rosendale may acquire upon the exercise of warrants and stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(12)	Vice President of Operations of the Company. Includes 76,667 shares Mr. Vanek may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(13)	Independent director of the Company. Includes 153,333 shares Mr. Winzer may acquire upon the exercise of stock options approved by the Board and issued under the Company’s Long-Term Incentive Plan.
(14)	The principal business address for Aldagen Holdings LLC is 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607.
(15)	Based on the Company’s records, Mr. DeJoria’s beneficial ownership of the Company’s securities consists of 6,983,378 shares of common stock. Mailing address for Mr. DeJoria is 1888 Century Park East, Suite 1600, Century City, CA 90067.
(16)	Based on the Company’s records, Mr. Sheedy’s beneficial ownership of the Company’s securities includes 6,113,217 shares of common stock and 1,286,295 shares of common stock issuable upon exercise of warrants held by Mr. Sheedy. Mailing address for Mr. Sheedy is 2907 Two Houston Center, Houston, Texas 77010.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant.

Section 16(a) Beneficial Ownership compliance during 2011

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities within specified time periods to file certain reports of ownership and changes in ownership with the SEC.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under this Act during the Company’s most recent fiscal year, and Forms 5 with respect to the most recent fiscal year, the Company believes that, except as set forth below, all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2011. Forms 4 for Messrs. Maslan, Rosendale, and Jorden in connection with the January 15, 2011 dividend payment on the Series D Preferred Stock and Mr. Vanek’s Form 4 in connection with the December 1, 2011 stock option grant were inadvertently filed late. All such forms have been filed to date.

**************

Proposal 1

To elect directors, each to serve until the next Annual Meeting of shareholders or until each successor is duly elected and qualified.

Our Board currently consists of nine directors: James S. Benson, Mark T. McLoughlin, C. Eric Winzer, Stephen N. Keith, Martin P. Rosendale, Richard S. Kent, Lyle Hohnke, Joseph Del Guercio and David E. Jorden. The Nominating and Governance Committee nominated and the Board approved and recommended all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information with respect to the current Board members all of whom stand for re-election is provided in the Directors and Executive Officers of Cytomedix section of this proxy statement appearing on page 10.

Vote Required for Approval of Proposal 1; Board Recommendation

A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. The Board recommends a vote FOR election of each of the director nominees.

Proposal 2

To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

General

In April 2011, we dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm and engaged, upon the Audit Committee’s approval, the services of Stegman & Company (“Stegman”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of December 31, 2011 and for the year then ended. Stegman also performed (and will continue to do so with respect to our future interim reports) a review of the unaudited condensed consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, which review included financial quarters beginning with the quarter ending March 31, 2011. The decision to change accountants was approved by the Audit Committee of the Board.

The Audit Committee, which has selected Stegman to serve as our independent auditors, believes that Stegman has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors. A representative of Stegman will be in attendance at the Annual Meeting either in person or by telephone. The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. The ratification by our shareholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of Stegman to our shareholders for ratification this year. If the selection of Stegman is ratified by our shareholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time. If the shareholders do not ratify the selection of Stegman, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain Stegman. If the Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the shareholders have ratified the selection of Stegman, the Audit Committee would not be required to call a special meeting of the shareholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose. In all cases, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its shareholders.

The following table presents fees for professional services rendered by Stegman & Company for the fiscal year 2011 and PwC for the fiscal year 2010:

Services Performed	2011	2010
Audit Fees(1)	$141,750	$500,500
Audit-Related Fees(2)	$—	$15,000
Tax Fees(3)	$25,000	$26,500
All Other Fees(4)	$—	$—
Total Fees	$166,750	$542,000

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, and audit services provided in connection with statutory and regulatory filings for those years.
(2)	Audit-related fees represent fees billed primarily for assurance and related services not reported under Audit fees.
(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.
(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

Under its Charter, the Audit Committee must pre-approve audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. Our Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by our independent accountants. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants. The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent accountants. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence. As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting. The Audit Committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that it is compatible. In 2011 and 2010, all such services were pre-approved by the Audit Committee.

Vote Required for Approval of Proposal 2; Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal. The Board recommends a vote FOR this Proposal 2.

******************

Directors and Executive Officers of Cytomedix

The following table sets forth the names and ages of our directors and executive officers as of August 10, 2012.

Name	Age	Date of Appointment		Office Held
James S. Benson	73	November 1, 2004	(1)	Principal Independent Director
Lyle Hohnke	69	February 8, 2012	(2)	Director
Stephen N. Keith	60	September 19, 2008		Independent Director
Richard S. Kent	62	February 8, 2012	(2)	Independent Director
Joseph Del Guercio	40	February 8, 2012	(2)	Independent Director
C. Eric Winzer	55	January 30, 2009		Independent Director
Martin P. Rosendale	54	July 1, 2008		Chief Executive Officer, Director
David E. Jorden	50	September 19, 2008	(1)	Executive Chairman of the Board
Mark T. McLoughlin	56	June 7, 2004		Independent Director
Andrew S. Maslan	42	August 15, 2005		Chief Financial Officer
Edward L. Field	47	February 8, 2012	(2)	Chief Operating Officer
Patrick P. Vanek	57	July 26, 2010		Vice President of Operations

(1)	Effective February 3, 2012, the Board appointed David E. Jorden as Executive Chairman of the Board, replacing Acting Chairman of the Board, James S. Benson. Mr. Benson remains on our Board as its Principal Director, a position that carries the functions of the lead independent director.
(2)	Effective February 8, 2012, Richard Kent, Lyle Hohnke, and Joseph Del Guercio joined the Company’s Board, which was expanded to nine seats. In addition, Edward L. Field was appointed as the Company’s Chief Operating Officer. Concurrently with these additions, Craig Mendelsohn stepped down from the Board.

Board of Directors

Our Board oversees our business affairs and monitors the performance of our management. Each director and executive officer holds office until his successor is duly elected and qualified, his resignation, or he is removed in the manner provided by our Bylaws. All officers are appointed and serve at the discretion of the Board. All of our officers devote their full-time attention to our business.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors is provided below.

James S. Benson has served as a Director since November 1, 2004. Mr. Benson has over 40 years of experience in the healthcare industry, and also serves as a director of Cryolife, Inc. Mr. Benson retired from the Advanced Medical Device Association (Advamed) where he served as executive vice president for technical and regulatory affairs. Prior to that, he held numerous senior positions at the Food and Drug Administration (“FDA”) over a twenty year period. He retired from the FDA as Director of the Center for Devices and Radiological Health (CDRH). Earlier, he served as deputy commissioner of the FDA, and also as its commissioner for a one-year period. Mr. Benson earned a B.S. degree in civil engineering from the University of Maryland and a M.S. degree in nuclear engineering from the Georgia Institute of Technology. Mr. Benson brings his experience and expertise in the areas of the FDA regulation, corporate governance, and executive leadership to the Board and the Company.

David E. Jorden has served as Executive Chairman since February 3, 2012 and an executive board member since October 2008. From 2003 to 2008, he was with Morgan Stanley’s Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals. Prior to Morgan Stanley, Mr. Jorden served as CFO for Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications. Mr. Jorden was previously a principal with Fayez Sarofim & Co. Mr. Jorden has a MBA from Northwestern University’s Kellogg School and a B.B.A. from University of Texas at Austin. He holds both Certified Financial Analyst and Certified Public Accountant designations.

Mr. Jorden currently serves on the board of Opexa Therapeutics, Inc. (Nasdaq: OPXA) as well as Opexa’s Acting Chief Financial Officer effective August 15, 2012. He is also on the board of PLx Pharma, Inc., a privately held specialty pharmaceutical company developing GI safer NSAIDs (nonsteroidal anti-inflammatory drugs). Mr. Jorden brings his experience and expertise in the areas of capital formation, investor relations, financial management and analysis, and business strategy to the Board and the Company.

Stephen N. Keith, MD, MSPH has served as a Director since September 19, 2008. Dr. Keith served as the office of Chief Executive Officer of the American College of Clinical Pharmacology, a premier professional society for the discipline of clinical pharmacology, from 2009 until early 2012. From 2002 until 2009, Dr. Keith was President and Chief Operating Officer of Panacea Pharmaceuticals, Inc., a biopharmaceutical company located in Gaithersburg, MD. Dr. Keith has held a range of senior management positions in the pharmaceutical and biotechnology industries, including President and Chief Operating Officer at Antex Biologics, Inc.; Vice President, Marketing and Sales at North American Vaccine, Inc.; Senior Director, Health Care Delivery Policy in Corporate Public Affairs, Senior Customer Manager in the U.S. Human Health Division and Senior Director, Health Strategies, in the Merck-Medco Managed Care Division at Merck & Co, Inc. (NYSE: MRK). Dr. Keith holds an undergraduate degree from Amherst College in Massachusetts (1973), a degree in medicine from University of Illinois, College of Medicine, (1977) and a Master of Science in Public Health degree from the University of California, Los Angeles (1982). He is a licensed physician in the states of California and Maryland. Dr. Keith is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics. Dr. Keith brings his experience and expertise in the areas of practice of medicine, product commercialization, investment banking, and executive leadership to the Board and the Company.

Mark T. McLoughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as Senior Vice President and President of the US Lab Business for VWR International, a global distributor of laboratory supplies, equipment and services to the pharma, biotech, industrial and clinical laboratory. In this capacity, he has responsibility for all Sales, Marketing and Operations for the US business. Prior to joining VWR International, he was Senior Vice President, Chief Marketing Officer for Cardinal Health based in Rolle, Switzerland. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. Earlier, he was President of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, as well as positions with other healthcare companies. Mr. McLoughlin brings his experience and expertise in the areas of sales, marketing, distribution, international business, medical supplies industry, and executive leadership to the Board and the Company.

C. Eric Winzer has served as Director since January 30, 2009. Mr. Winzer currently serves as Chief Financial Officer of OpGen, Inc., a privately held, whole-genome analysis company headquartered in Gaithersburg, MD. Prior to joining OpGen, Mr. Winzer was Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. (Nasdaq: AVRX) from July 2007 to June 2009. Mr. Winzer was with Life Technologies Corporation (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Life’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held positions of increasing responsibilities at Life Technologies, Inc., including Chief Financial Officer, Secretary and Treasurer. From 1980 until 1986, he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University. Mr. Winzer brings his experience and expertise in the areas of financial management and analysis, corporate governance, mergers and acquisitions to the Board and the Company.

Martin P. Rosendale has served as our Chief Executive Officer and Director since July 1, 2008. Prior to that, in March 2008, he was appointed as Executive Vice-President and Chief Operating Officer of the Company. From January 2005 to March 2008, Mr. Rosendale held the position of Chief Executive Officer of Core Dynamics, Inc., a Rockville, MD biotechnology startup company using cryopreservation technology developed in Israel. From March 2001 to December 2004, Mr. Rosendale held the position of Senior Vice President and General Manager of ZLB Bioplasma, Inc., a Glendale, CA biologics company, as well as other positions at various biotechnology companies. Mr. Rosendale holds a Bachelor of Science degree in Microbiology from California State University in Long Beach, CA (1982).

Dr. Richard S. Kent has served as served as Director since February 8, 2012. He previously served as a member of Aldagen’s Board from March 2010 to February 2012. Since December 2008, he has been a Partner with Intersouth Partners, a venture capital firm that was Aldagen’s largest stockholder. Dr. Kent served as the President and Chief Executive Officer of Serenex, Inc., a biotechnology company focused on oncology, from 2002 until its sale to Pfizer in April 2008. From 2001 until he joined Serenex, he served as President and Chief Executive Officer of Ardent Pharmaceuticals, Inc. Before that, he held senior executive positions at GlaxoSmithKline, where he was Senior Vice President of Global Medical Affairs and Chief Medical Officer; at Glaxo Wellcome, where he was Vice President of U.S. Medical Affairs and Group Medical Director; and at Burroughs Wellcome, where he was International Director of Medical Research. Dr. Kent has served as a director of Inspire Pharmaceuticals, Inc., a publicly traded biotechnology company, since June 2004, until its acquisition by Merck in 2011. Dr. Kent received his undergraduate degree from the University of California, Berkeley and his M.D. from the University of California, San Diego. He is board certified in both internal medicine and cardiology. Dr. Kent’s qualifications to serve on the Board include his extensive experience as a chief executive officer and senior medical officer in the pharmaceutical industry.

Dr. Lyle Hohnke has served as served as Director since February 8, 2012. He previously served as a member of Aldagen’s Board from August 2008 to February 2012 and Aldagen’s President and Chief Executive Officer from October 2010 to February 2012. He was previously a partner of Tullis Dickerson, a healthcare-focused venture capital fund and an investor in Aldagen. Dr. Hohnke holds Ph.D. and M.A. degrees from the University of Oregon and was a postdoctoral fellow at the UCLA School of Medicine. He also holds an M.B.A. degree from the Hartford Graduate Institute at Rensselaer Polytechnic Institute and a B.A. degree from Western Michigan University. Dr. Hohnke’s qualifications to serve on the Board include his experience in working with entrepreneurial companies in the healthcare field and his business and finance background.

Joseph Del Guercio has served as served as Director since February 8, 2012. He has been Managing Director at CNF Investments (CNF)/Clark Enterprises, an Aldagen investor, since November 2004. Mr. Del Guercio serves on the boards of directors of Terrago Technologies Inc., an Atlanta-based technology company, KZO Innovations, a Virginia-based technology company, Innovative Biosensors, a Maryland-based diagnostics company, and Ogmento, Inc., a New York-based technology company. He also serves on the board of directors of Vital Sensors, Inc., a private company based in Richmond, Virginia, Verax Biomedical, Inc., another privately held company based in Worcester, Massachusetts, Overture Technologies, Inc., a Bethesda, MD-based software company, Vision Chain, Inc., a Washington DC based technology company, and DigitalBridge Communications, Inc., an Ashburn, Virginia-based private company. Mr. Del Guercio has an M.B.A. degree from Harvard Business School and a B.S. degree from Boston College.

Andrew S. Maslan, CPA joined the Company as corporate controller on July 1, 2005 and became the Chief Financial Officer on August 15, 2005. Mr. Maslan most recently served as controller for BioReliance Corporation based in Rockville, MD. Earlier, he held positions with two other Rockville, MD-based companies, serving as a principal with GlobeTraders, Inc., and senior accountant for Providence Laboratory Associates. Mr. Maslan began his professional career serving as an auditor with KPMG Peat Marwick and is a Certified Public Accountant licensed in the State of Maryland.

Edward L. Field joined the Company as Chief Operating Officer on February 8, 2012. Prior to joining the Company, Mr. Field served as Aldagen’s President and Chief Operating Officer from November 2004 to March 2010. From March 2010 to November 2010, he served as Aldagen’s Chief Business Officer. From November 2010 to February 2012, he served as Aldagen’s Chief Operating Officer. Prior to joining Aldagen, Mr. Field was the President and Chief Executive Officer of Inologic, Inc., a private biopharmaceutical company, from 2002 to September 2004. Prior to joining Inologic, from 1999 to 2002, Mr. Field was the President of Molecumetics, Ltd., a drug discovery and development subsidiary of Tredegar Corporation, until its merger with Therics, LLC, a regenerative medicine company. Mr. Field received a Master of Business Administration degree from the University of Virginia’s Darden School of Business Administration and a Bachelor of Arts degree in Economics from Duke University.

There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

Director and Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:
(i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or
(ii)	engaging in or continuing any conduct or practice in connection with such activity;
(iii)	engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director and Board Nominee Independence

The Company has the following directors: Stephen Keith, James Benson, Mark McLoughlin, David Jorden, Richard Kent, Joseph Del Guercio, Lyle Hohnke, Martin Rosendale and Eric Winzer. The Company’s securities are being quoted on the OTC Bulletin Board. The Company elects to utilize the NASDAQ Stock Market “independence” standards in the Board’s determination of the “independence” status of the Board’s and Board committee’s members. Each of these directors is independent as defined under such NASDAQ Stock Market standards, with the exception of Messrs. Rosendale, Hohnke and Jorden. None of these individuals serves on the Audit Committee. The members of the Audit Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act and NASDAQ Stock Market Rules. The Board based its independent determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. None of our directors engages in any transaction, relationship, or arrangement contemplated under section 404(a) of Regulation S-K.

Membership, Meetings and Attendance

Our Board has three committees: Audit Committee, Compensation Committee, and the Nominating and Governance Committee. In 2011, each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Board discussed various business matters informally on numerous occasions throughout the year 2011. In addition, the Board met 11 times in person or telephonically.

The membership and responsibilities of these current committees are summarized below. Additional information regarding the responsibilities of each committee is found in, and is governed by, our Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Board, and certain mandated regulatory requirements. The Charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Code of Conduct and Ethics are available at the Company’s website at http://www.cytomedix.com. The information on the Company’s website is not a part of this proxy statement. The information is also available in print to any shareholder who requests it.

Below are the current committee memberships and other information about the Board committees. The membership of each of the standing committees of the Board is comprised solely of independent directors, as described below.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
James S. Benson(1)		*	*
Stephen N. Keith	*		**
Richard S. Kent(3)		*
Joseph Del Guercio(3)			*
C. Eric Winzer(2)	**
Mark T. McLoughlin	*	**
Total # of Meetings held in 2011	7	1	1

*	Designates membership.
**	Designates chairmanship.
(1)	Principal Independent Director.
(2)	Audit Committee financial expert.
(3)	Member since February 8, 2012.

Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•	to review and recommend to the Board with regard to policies for the composition of the Board;
•	to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder if submitted properly;
•	to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;
•	to recommend to the Board the slate of director nominees to be presented by the Board;
•	to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;
•	to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and
•	to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee. The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

•	a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
•	complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•	a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;
•	such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and
•	the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors who can bring the benefit of various backgrounds, skills and insights to the Company and its operations. Candidates whose evaluations are favorable are then chosen by the Nominating and Governance Committee to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Currently, the offices of the Executive Chairman of the Board and the Chief Executive Officer of the Company are held by David Jorden and Martin P. Rosendale, respectively. Mr. Benson is our Principal Independent Director. In this capacity, Mr. Benson, among other things, presides over meetings of non-management, independent directors and, with input from other directors, prepares agendas for these meetings and maintain contact between the Board and the management of the Company. We believe that this arrangement has and continues to serve the best interest of the Company and its shareholders.

The Board sees its role in the Company’s risk oversight process in receiving regular reports from members of senior management on areas of material risk to the Company, including strategic, operational, reporting and compliance risks. The full Board (or the appropriate standing committee of the Board in the case of risks that are under the purview of a particular committee) is to receive these reports from the appropriate party within the organization that is responsible for a particular risk or set of risks to enable it to understand our risk identification, management and mitigation strategies. The Board has developed an agenda of risk topics that are presented to the Board or one of its standing committees on an annual basis. When a committee receives such a report, the Chairman of the committee will discuss the report with the full Board during the next available Board meeting, holding additional meetings, if and when required. The Board believes that this practice enables the Board and its committees to coordinate risk oversight for the Company, particularly regarding the interrelationship among various risks. During its regular course of its activities, our Audit Committee discusses our policies with respect to risk assessment and risk management. The Compensation Committee and the Board each discuss the relationship between our compensation policies and corporate risk to assess whether these policies encourage excessive risk-taking by executives and other employees.

Shareholder Communications with Directors

We have no formal written policy regarding communication with the Board. Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Secretary at our principal offices. Electronic submissions of shareholder correspondence will not be accepted. The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of Cytomedix. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board are expected to attend our Annual Meetings unless personal circumstances make the Board member or director nominee attendance impracticable or inappropriate.

Audit Committee

The Board formed an Audit Committee in December 2004. Mr. Winzer currently serves as chairman of the Audit Committee. The Board has determined that Mr. Winzer is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K. Mr. Winzer has held several top financial offices at public and private companies and possesses substantial expertise in financial and accounting matters. Other members of the Audit Committee are Mr. McLoughlin and Dr. Keith. The Board has determined that each member of the Audit Committee is “independent” as set forth by the independence requirements of the Nasdaq Stock Market and under the federal securities laws.

The purpose of the Audit Committee is to assist the Board in its general oversight of Cytomedix’s financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;
•	Review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;
•	Oversee the selection and retention of the Company’s independent registered public accounting firm, their qualifications and independence;
•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;
•	Review the scope and cost of the audit, the performance of the independent registered public accounting firm, and their report on the annual financial statements of the Company; and
•	Perform all other duties as the Board may from time to time designate.

Compensation Committee

The Compensation Committee was established on December 17, 2004. The duties of the Committee include, among others, establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO.

Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member. The Committee may retain and receive advice, in its sole discretion, from compensation consultants. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation. None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Conduct and Ethics

In April 2005, the Board approved a Code of Conduct and Ethics applicable to all directors, officers and employees which complies with the definition of a “code of ethics” as set forth in Item 406 of SEC Regulation S-K.

Compensation of Directors and Executive Officers

This discussion focuses on the compensation paid to “named executive officers,” which is a defined term generally encompassing all persons that served as principal executive officer at any time during the fiscal year, as well as certain other highly paid executive officers serving in such positions at the end of the fiscal year. During 2010 and 2011, the named executive officers consisted of the following persons:

•	Martin P. Rosendale — Chief Executive Officer (Principal Executive Officer)
•	Andrew S. Maslan — Chief Financial Officer (Principal Financial Officer)
•	Patrick P. Vanek — Vice President of Operations (effective July 16, 2010)
•	Carelyn P. Fylling — Vice President of Professional Services (through July 13, 2010)

Summary Compensation Table — 2011

Name and Principal Position	Year	Salary	Bonus	Option Awards(5)	All Other Compensation	Total
Martin P. Rosendale(1) Chief Executive Officer	2011	$300,000	$—	$108,935	$9,800	$418,735
	2010	$300,000	$—	$—	$9,800	$309,800
Andrew S. Maslan(2) Chief Financial Officer	2011	$200,000	$—	$39,693	$7,733	$247,426
	2010	$200,000	$—	$25,628	$8,000	$233,628

Patrick P. Vanek(3) VP – Operations	2011	$195,000	$—	$25,169	$—	$220,169
	2010	$84,943	$—	$51,256	$—	$136,199
Carelyn Fylling(4) VP – Professional Services	2010	$142,291	$—	$15,377	$5,692	$163,360

(1)	Mr. Rosendale may earn a cash bonus of up to 50% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 150,000 options granted during 2011. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(2)	Mr. Maslan may earn a cash bonus of up to 35% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 60,000 and 50,000 options granted during 2011 and 2010, respectively. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(3)	Mr. Vanek joined the Company on July 26, 2010 as an officer and Vice President. Amount of salary for 2010 represents amount earned from his date of hire. Mr. Vanek may earn a cash bonus of up to 30% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 40,000 and 100,000 options granted during 2011 and 2010, respectively.
(4)	Ms. Fylling relinquished her position as an officer of the Company effective July 13, 2010. However, she remains an employee and Vice President. Ms. Fylling may earn a cash bonus of up to 35% of her salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 30,000 options granted during 2010. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(5)	Represents the fair value of the stock option awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation for 2011, the following assumptions were made: (a) expected life (years) – 5; (b) volatility — 141%; (c) dividend yield — none; and (d) discount rate — 1.03% for the 10-year option grants. For the purposes of making the option calculation for 2010, the following assumptions were made: (a) expected life (years) – 6; (b) volatility — 142.5%; (c) dividend yield — 0%; and (d) discount rate — 2.00% for the 10-year option grants.

Outstanding Equity Awards at December 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Martin P. Rosendale	200,000	—		$1.54	3/14/2018
	300,000	—		$0.75	9/19/2018
	200,000	—		$0.40	12/16/2018
	143,334	21,666	(2)	$0.56	9/18/2019
	—	150,000	(3)	$0.80	12/1/2021
Andrew S. Maslan	60,000	—		$5.07	1/11/2016
	40,000	—		$2.52	3/16/2016
	50,000	—		$2.73	10/11/2016
	20,000	—		$0.88	7/27/2017
	100,000	—		$0.70	9/18/2018
	35,000	—		$0.60	5/13/2019
	20,000	10,000	(4)	$0.62	9/17/2019
	16,667	33,333	(5)	$0.56	7/13/2020
	10,000	—		$0.37	5/23/2021
	—	50,000	(6)	$0.80	12/1/2021
Patrick P. Vanek	33,334	66,666	(7)	$0.56	7/13/2020
	10,000	—		$0.37	5/23/2021
	—	30,000	(8)	$0.80	12/1/2021
Carelyn P. Fylling	250,000	—		$1.50	8/7/2012
	19,077	—		$1.25	10/21/2013
	20,000	—		$2.40	1/11/2016
	20,000	—		$0.88	7/27/2017
	30,000	—		$0.70	9/18/2018
	15,000	—		$0.60	5/13/2019
	20,000	10,000	(9)	$0.62	9/17/2019
	10,000	20,000	(10)	$0.56	7/13/2020
	10,000	—		$0.37	5/23/2021
	—	30,000	(11)	$0.80	12/1/2021

(1)	All options are fully vested.
(2)	Options vest as follows: 21,666 on September 18, 2012.
(3)	Options vest as follows: 50,000 each on December 1, 2012, December 1, 2013, and December 1, 2014.
(4)	Options vest as follows: 21,666 on September 17, 2012.
(5)	Options vest as follows: 16,667 on July 13, 2012 and 16,666 on July 13, 2013.
(6)	Options vest as follows: 16,666 on December 1, 2012 and 16,667 each on December 1, 2013 and December 1, 2014.
(7)	Options vest as follows: 33,333 each on July 13, 2012 and July 13, 2013.
(8)	Options vest as follows: 10,000 each on December 1, 2012, December 1, 2013, and December 1, 2014.
(9)	Options vest as follows: 10,000 on September 17, 2012.
(10)	Options vest as follows: 10,000 each on July 13, 2012 and July 13, 2013.
(11)	Options vest as follows: 10,000 each on December 1, 2012, December 1, 2013, and December 1, 2014.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has employment agreements with the following executive officers. The following is a description of these agreements.

Martin P. Rosendale: Mr. Rosendale’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Executive Officer. Effective January 1, 2009, Mr. Rosendale’s annual salary was $300,000 and his target bonus percentage was 50%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Rosendale’s employment is terminated by the Company, he is entitled to receive a lump sum severance payment of $50,000.

Andrew S. Maslan: Mr. Maslan’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Financial Officer. Effective October 1, 2008, Mr. Maslan’s annual salary was $200,000 and his target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Maslan’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period.

Edward L. Field: The Board appointed Edward L. Field as the Company’s Chief Operating Officer effective as of February 8, 2012. Mr. Field is employed at-will, reports to the Company’s CEO and is based in the Durham, North Carolina area. Prior to this appointment, Mr. Field served as Aldagen’s President and Chief Operating Officer from November 2004 to March 2010. Effective upon his appointment, the Board set Mr. Field’s salary at the rate of $272,283 per annum, subject to review for possible increases on an annual basis in the Board’s review and discretion.

Patrick P. Vanek: Mr. Vanek joined the Company on July 26, 2010. His employment agreement provides for his at-will employment as the Company’s Vice President, Operations at an annual salary of $195,000 and a target bonus percentage of 30%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors.

Director Compensation in 2011

For service during 2011, each non-employee director was entitled to and received options to purchase 30,000 shares of our common stock and, in addition, the Presiding Director and Acting Chairman of the Board and each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s Common stock.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
James S. Benson	$30,000	$18,122	$—	$48,122
Stephen N. Keith	$27,000	$18,122	$—	$45,122
Mark T. McLoughlin	$27,000	$18,122	$—	$45,122
Craig B. Mendelsohn	$22,000	$13,591	$—	$35,591
C. Eric Winzer	$30,000	$18,122	$—	$48,122
David E. Jorden (2)	$—	$36,312	$60,000	$96,312

(1)	At December 31, 2011, the following number of stock options remained unexercised by non-employee directors as follows: Benson — 310,000, Keith — 120,000, McLoughlin — 310,000, Mendelsohn — 65,000, Winzer — 120,000). Represents the fair value of the stock option awards granted during the fiscal year, calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation for 2011, the following assumptions were made: (a) expected life (years) – 5; (b) volatility — 141%; (c) dividend yield — none; and (d) discount rate — 1.03% for the 10-year option grants. For the purposes of making the option calculation for 2010, the following assumptions were made: (a) expected life (years) – 6; (b) volatility — 142.5%; (c) dividend yield — 0%; and (d) discount rate — 2.00% for the 10-year option grants.
(2)	Mr. Jorden is an executive member of management in addition to serving on the Board. He is not compensated for his Board service. The amount in the Option Awards column represents the grant date fair value of 50,000 options granted during 2011. The amount in the All Other Compensation column represents his cash compensation as an employee in 2011.

Long Term Incentive Plan

Our Long-Term Incentive Plan (LTIP), as amended, authorizes the issuance of up to 10,500,000 shares of common stock. The LTIP permits incentive awards of options, SARs, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the LTIP promotes the success and enhances Cytomedix’s value by providing the recipient with an incentive for outstanding performance. The LTIP is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of personnel upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

The Plan is administered by the Compensation Committee of the Board, subject to the Board’s review and approval. Under the Plan, the Compensation Committee has the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant;
•	determine the number of awards to be granted and the number of shares of stock to which an award will relate;
•	determine the terms and conditions of any award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered;
•	prescribe the form of each award agreement, which need not be identical for each participant;
•	decide all other matters that must be determined in connection with an award;
•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
•	make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and
•	amend any award agreement as provided in the Plan.

The Plan permits incentive awards of options, stock appreciation rights (SARs), restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to employees, officers, consultants, independent contractors, advisors, and directors of the Company. As of December 31, 2012, 496,200 shares of common stock have been issued upon exercise of options granted pursuant to the LTIP.

Equity Compensation Plan Information as of December 31, 2011

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	6,275,555	$1.23	1,228,245
Equity compensation plans not approved by security holders(1)	1,335,149	$1.52	n/a
TOTAL	7,610,704	$1.28	1,228,245

(1)	These amounts represent the aggregate of individual compensation arrangements with external service providers.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the management of Cytomedix, Inc. and Stegman & Company (“Stegman”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011, together and separately, the audited financial statements contained in the Company’s Annual Report on Form 10-K for the 2011 fiscal year.

The Audit Committee has also discussed with Stegman the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee also received and reviewed the written disclosures and the letter from Stegman required by applicable requirements of the PCAOB regarding Stegman’s communications with the Audit Committee concerning independence and has discussed with Stegman its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee.

C. Eric Winzer, Chairman
Mark T. McLoughlin
Stephen N. Keith

Transactions with Related Persons

During the 2011 fiscal year, we were not involved in any related party transactions subject to Item 404 of Regulation S-K. Pursuant to written Board policies, our executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Board. Any request for such related party transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee and the Board for review, consideration and approval. All of our directors, executive officers and employees are required to report to the Board any such related party transaction. In approving or rejecting the proposed agreement, the Board will consider the relevant facts and circumstances available and deemed relevant to the Board which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board determines in the good faith exercise of its discretion.

Interest of Certain Persons in Matters to be Acted Upon

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement
for the 2012 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of Shareholders in September 2013. A proxy statement and notice of the 2013 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, Maryland no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2012 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. Such proposals must be received by no later than July 16, 2012. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for us. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (240) 499-2680, investorrelations@cytomedix.com, or Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

Copies of the exhibits filed with the Company’s Annual Report of Form 10-K for fiscal year ended December 31, 2011 will be sent to shareholders by first class mail, without charge, within one day of the Company’s receipt of a written or oral request for said exhibits. To request exhibits, please send your written request to above referenced address.

CYTOMEDIX, INC.

ANNUAL MEETING OF SHAREHOLDERS

September 28, 2012 11:00 AM EDT

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CYTOMEDIX, INC.

The undersigned Shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and hereby appoints Martin Rosendale and Andrew Maslan, or either of them, each with full power of substitution and hereby authorizes them to represent and to vote, as designated, all of the shares of common stock of the Company held of record by the undersigned on August 10, 2012 at the Annual Meeting of Shareholders to be held on September 28, 2012, at the Company's headquarters at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 at 11 a.m. EDT, and at all postponements and adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.	To elect directors, each to serve until the next Annual Meeting of shareholders or until each successor is duly elected and qualified:
☐	FOR all nominees
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR all nominees except as noted below: Nominee exception(s)

º James S. Benson	º Mark T. McLoughlin	º David E. Jorden
º Richard S. Kent	º Stephen N. Keith	º C. Eric Winzer
º Martin P. Rosendale	º Lyle Hohnke	º Joseph Del Guercio
2.	To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the nominees set forth in proposal 1 and “FOR” proposal 2. The undersigned hereby acknowledges receipt of the notice of Annual Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Electronic copies of this proxy statement and proxy card for the 2012 Annual Meeting of Shareholders and are available to you at http://www.proxyvote.com. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.